Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Raymond Calvert, the Vice President of Finance and Chief Financial Officer, of Northstar Neuroscience, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:

(i)	the Annual Report on Form 10-K for the period ended December 31, 2006 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2007	/s/ Raymond N. Calvert
Raymond N. Calvert
Vice President of Finance and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.